EXHIBIT 23.2

          The Board of Directors
          Sento Technical Innovations Corporation


          We consent to the use of our reports on the financial statements incorporated herein by reference of Sento Technical Innovations Corporation as of and for the eleven month period ended March 31, 1997 and the year ended April 30, 1996, filed on Form 10-KSB, and to the reference to our firm under the heading "Experts" in the prospectus.

          KPMG Peat Marwick LLP

          Salt Lake City, Utah
          October 21, 1997